UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

ANSYS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Canonsburg, PA, 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-3304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2006, the Compensation and Stock Option Committee of the Board of Directors of ANSYS, Inc. (the “Company”) approved the adoption of an amendment to the terms of the Company’s cash bonus plan.

Under the current cash bonus plan, the Committee sets individual targets for participants ranging from 30% to 75% of base salary at the start of each fiscal year. Under the amendment to the cash bonus plan, the target bonuses for participants will range from 30% to 100% of base salary. All other terms of the cash bonus plan will remain in full force and effect, including the term providing that cash bonuses actually determined by the Committee and paid by the Company may fall below, meet or exceed the target bonuses.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Amended and Restated Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: March 8, 2006	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Cash Bonus Plan